Exhibit 4

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of [●], 2018, by and between Vintage Tributum LP, a Delaware limited partnership (“Purchaser”) and the undersigned equity holder (the “Stockholder”) of Liberty Tax, Inc. (the “Company”). Purchaser and the Stockholder are referred to together as the “Parties.”

RECITALS

A. Purchaser (together with its designees), through one or more purchases of the capital stock of the Company, intends to make a substantial investment in the Company through the purchase of shares of capital stock of the Company from John Hewitt and Steve Ibbotson and related entities (the “Investment”).

B. Stockholder is the Beneficial Owner (as defined below) of that number of shares of the Company’s capital stock as set forth on the signature page of this Agreement.

C. In consideration of Purchaser’s agreement to undertake the Investment, the Stockholder, in such Stockholder’s capacity as such, has, at the request of Purchaser, agreed, subject to the terms and conditions set forth in this Agreement, to vote the Shares (as defined below).

AGREEMENT

The Parties therefore agree as follows:

1. Certain Definitions. For all purposes of and under this Agreement, the following terms have the following meanings:

(a) “Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) “Beneficially Own,” “Beneficial Ownership” or “Beneficially Owned,” with respect to any securities, means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 promulgated under the Exchange Act, including pursuant to any contract or agreement. A “Beneficial Owner” is a Person who Beneficially Owns securities.

(c) “Expiration Date” means the earliest to occur of (i) three months after the consummation of the Investment; and (ii) the written agreement of the Parties to terminate this Agreement, or (iii) the election of the Nominees (as defined below) to the Board of Directors.

(d) “Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, governmental authority or other entity.

(e) “Shares” means all (i) shares of capital stock of the Company that are Beneficially Owned by the Stockholder as of the date of this Agreement, and (ii) all additional shares of capital stock of the Company with respect to which the Stockholder acquires Beneficial Ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date.

(f) A Person will be deemed to have effected a “Transfer” of a security if such Person, directly or indirectly, (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein (other than in connection any agreements with Purchaser); or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein (other than in connection any agreements with Purchaser).

2. Transfer of Shares; Other Actions.

(a) No Transfer of Shares. The Stockholder agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder will not, and will not cause or permit any of its Affiliates to, Transfer any of the Shares; provided, however, that nothing contained herein will be deemed to restrict the ability of the Stockholder or any of its Affiliates to (i) convert any shares of the Company’s preferred stock into shares of the Company’s common stock; or (ii) exercise any stock options or warrants relating to the capital stock of the Company.

(b) No Transfer of Voting Rights. The Stockholder hereby agrees that, at all times commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder will not, and will cause its Affiliates not to, (i) deposit, or permit the deposit of, any Shares into a voting trust; (ii) grant any proxy or power of attorney in respect of the Shares; or (iii) enter into any voting agreement or similar contract (other than this Agreement) to vote, consent or give instructions with respect to any Shares in contravention of the obligations of the Stockholder under this Agreement.

(c) Other Actions. Commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder will not, and will causes its Affiliates not to, directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of the Stockholder to perform its obligations under this Agreement.

3. Agreement to Vote Shares.

(a) Voting Commitment. Until the Expiration Date, at every meeting of the Company’s stockholders (however called) and at every adjournment or postponement thereof, and on every action or approval by written consent of the Company’s stockholders, the Stockholder will vote or consent, or cause to be voted or consented, all of the Shares:

(i) in favor of the election to the Company’s board of directors of Matt Avril, Brian Kahn, Andy Laurence, Bryant Riley and Brent Turner (the “Nominees”) for election to the Company’s board of directors; and

(ii) except as otherwise agreed by Purchaser, against any other nominee for election to the Company’s board of directors.

(b) Presence for Quorum Purposes. In the event that a meeting of the Company’s stockholders is held, the Stockholder will, or will cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.

4. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Stockholder as follows:

(a) Power; Binding Agreement. Purchaser has full power, capacity and authority to execute and deliver this Agreement, to perform Purchaser’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Purchaser of this Agreement, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Purchaser and no other actions or proceedings on the part of Purchaser are necessary to authorize the execution and delivery by it of this Agreement, the performance by Purchaser of its obligations hereunder or the consummation by Purchaser of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser, and, assuming that this Agreement constitutes a valid and binding obligation of the Stockholder, constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as the such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

(b) No Conflicts. Other than any filings under the Exchange Act, no filing with, and no permit, authorization, consent or approval of, any governmental authority is necessary for the execution by Purchaser of this Agreement, the performance by Purchaser of its obligations hereunder, and the consummation by Purchaser of the transactions contemplated hereby. None of the execution and delivery Purchaser of this Agreement, the performance by Purchaser of its obligations hereunder or the consummation by Purchaser of the transactions contemplated hereby will (i) conflict with or result in any breach of any organizational documents applicable to Purchaser; (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under, any of the terms, conditions or provisions of any contract or other obligation of any kind to which Purchaser is a party or by which Purchaser or any of its properties or assets may be bound; or (iii) violate any law applicable to Purchaser or any of its properties or assets, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay Purchaser from performing its obligations under this Agreement.

5. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Purchaser as follows:

(a) Power; Binding Agreement. The Stockholder has full power, capacity and authority to execute and deliver this Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Agreement, the performance by the Stockholder of his, her or its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action, if any, on the part of the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of his, her or its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder, and, assuming that this Agreement constitutes a valid and binding obligation of Purchaser, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as the such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

(b) No Conflicts. Other than any filings under the Exchange Act, no filing with, and no permit, authorization, consent or approval of, any governmental authority is necessary for the execution by the Stockholder of this Agreement, the performance by the Stockholder of his, her or its obligations hereunder, and the consummation by the Stockholder of the transactions contemplated hereby. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of his, her or its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) conflict with or result in any breach of any organizational documents applicable to the Stockholder; (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under, any of the terms, conditions or provisions of any contract or other obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets may be bound; or (iii) violate any law applicable to the Stockholder or any of the Stockholder’s properties or assets, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay the Stockholder from performing his, her or its obligations under this Agreement.

(c) Ownership of Shares. The Stockholder (i) is the Beneficial Owner of that number of Shares indicated on the signature page of this Agreement, all of which are held free and clear of any liens, pledges, options, rights of first refusal, co-sale rights, agreements, limitations on the Stockholder’s voting rights and other encumbrances of any nature (collectively, “Liens”) (except for any Liens arising hereunder); and (ii) as of the date hereof, does not own, beneficially or otherwise, any Shares other than as indicated on the signature page of this Agreement. The Shares are, and will be at all times up until the Expiration Date be, held free and clear of any Liens.

(d) Voting Power. The Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

6. Further Assurances. Subject to the terms and conditions of this Agreement, until the Expiration Date, the Stockholder will use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill the Stockholder’s obligations under this Agreement.

7. Termination. This Agreement will automatically terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 7 or elsewhere in this Agreement shall relieve any Party from any liability, or otherwise limit the liability of any Party, for any breach of this Agreement.

8. Miscellaneous.

(a) Waiver. At any time and from time to time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of the other Party; (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

(b) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

(c) Notices. All notices, requests, demands and other communications hereunder shall be in writing and be in writing and shall be deemed to have been given (i) when delivered personally; (ii) the next business day, if sent by a nationally-recognized overnight delivery service (unless the records of the delivery service indicate otherwise); (iii) three business days after deposit in the United States mail, certified and with proper postage prepaid, addressed as follows; or (iv) upon delivery if sent by electronic mail:

if to Purchaser, to:

Vintage Tributum LP
c/o Vintage Capital Management, LLC
4705 S. Apopka Vineland Road, Suite 206
Orlando, FL 32819
Attn: Brian R. Kahn
Email: bkahn@vintcap.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304

Attn:	Bradley L. Finkelstein
Douglas K. Schnell
Email:	bfinkelstein@wsgr.com, dschnell@wsgr.com

If to the Stockholder, to: the address for notice set forth on the signature page hereto.

Any Party or other recipient may from time to time change its address for purposes of this Agreement by giving notice of such change as provided herein.

(d) Rules of Construction. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(e) Interpretation.

(i) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(ii) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

(iii) The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iv) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(v) A reference to any Party to this Agreement or any other agreement or document shall include such Party’s successors and permitted assigns.

(f) No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the Parties any rights or remedies hereunder.

(g) Entire Agreement; Assignment; Death or Incapacity. This Agreement and the documents and instruments and other agreements among the Parties (i) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; (ii) are not intended to confer upon any other Person any rights or remedies hereunder; and (iii) shall not be assigned by operation of law or otherwise; provided, however, that Purchaser may assign its rights and delegate its obligations hereunder or thereunder to any of its Affiliates so long as Purchaser remains ultimately liable for all of Purchaser’s obligations hereunder and thereunder. If applicable, all authority conferred herein shall survive the death or incapacity of the Stockholder and in the event of the Stockholder’s death or incapacity, any obligation of the Stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Stockholder.

(h) Amendments. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by each of the Parties.

(i) Specific Performance; Injunctive Relief. The each Party acknowledges that the other Party will be irreparably harmed and that there is no adequate remedy at law for a violation of any of the covenants or agreements of the other Party set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to a Party upon any such violation, each Party will have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such Party at law or in equity (without proof of damages) and each Party waives any requirement for the security or posting of any bond in connection with such enforcement.

(j) Other Remedies. Except as otherwise set forth herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(k) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

(l) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring the expenses.

(m) Counterparts. This Agreement may be executed in two or more counterparts and by the different Parties on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a fax machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

(n) WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

VINTAGE TRIBUTUM LP

By: its general partner
VINTAGE CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

[STOCKHOLDER]

By:
Name:
Title:

Address:

Email:

Shares Beneficially Owned:

_____ shares of common stock

[other securities]

[Signature Page to Voting Agreement]